UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

RENAISSANCE MORTGAGE ACCEPTANCE CORP.
(as depositor in connection with an Indenture, dated as of September 28, 2006, providing for, inter alia, the issuance of Asset Backed Notes, Series 2006-3)

Renaissance Mortgage Acceptance Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-131637-02	52-2356399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Woodbury Road, Suite 200 Woodbury, New York		11797
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Description of the Notes and the Mortgage Pool

On September 28, 2006 (the “Closing Date”), Renaissance Mortgage Acceptance Corp. (the “Registrant”) issued a series of notes, entitled Renaissance Home Equity Loan Trust 2006-3, Home Equity Loan Asset-Backed Notes, Series 2006-3 (the “Notes”), pursuant to an indenture, dated as of September 28, 2006, among Renaissance Home Equity Loan Trust 2006-3 as issuer, HSBC Bank USA, National Association as indenture trustee and Wells Fargo Bank, N.A. as securities administrator. The Notes to be designated as the Series 2006-3 Notes will represent in the aggregate the entire beneficial ownership interest in a trust estate (the “Trust Estate”) consisting primarily of a pool (the “Mortgage Pool”) of conventional, one- to four- and five- to eight-family, first lien and second lien, adjustable-rate and fixed-rate, residential and mixed-use mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). As of the Closing Date, the Trust Estate primarily consisted of the Mortgage Pool, which consisted of Mortgage Loans having an aggregate principal balance of $824,999,010.80.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of the Closing Date.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Item 601(a) of Regulation S-K Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of September 28, 2006, Renaissance Home Equity Loan Trust, Series 2006-3, Home Equity Loan Asset-Backed Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 4, 2006

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:	/s/ Morris Kutcher
Name:	Morris Kutcher
Title:	Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of September 28, 2006, Renaissance Home Equity Loan Trust, Series 2006-3, Home Equity Loan Asset-Backed Notes.